Exhibit 5.1

Davis Polk & Wardwell llp 900 Middlefield Road Redwood City, CA 94063 davispolk.com

May 7, 2026

Equinix, Inc.

One Lagoon Drive

Redwood City, California 94065

Equinix Canada Financing Ltd.

One Lagoon Drive

Redwood City, California 94065

Ladies and Gentlemen:

Equinix Canada Financing Ltd., a corporation organized under the laws of Ontario, Canada (the “Issuer”), and Equinix, Inc., a Delaware corporation (the “Guarantor”), have filed with the Securities and Exchange Commission a post-effective amendment no. 3 to the Registration Statement on Form S-3 (File No. 333-275203) (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities, including C$650,000,000 aggregate principal amount of the Issuer’s 3.950% Senior Notes due 2030 (the “2030 Notes”) and C$600,000,000 aggregate principal amount of its 4.750% Senior Notes due 2035 (the “2035 Notes”, and together with the 2030 Notes, the “Notes”), in each case, fully and unconditionally guaranteed by the Guarantor (the “Guarantees”, and together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of November 24, 2025 (the “Base Indenture”) by and among the Issuer, the Guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated May 7, 2026 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2030 Notes Indenture”) with respect to the 2030 Notes and the Third Supplemental Indenture dated May 7, 2026 with respect to the 2035 Notes (the “Third Supplemental Indenture” and, together with the Base Indenture, the “2035 Notes Indenture”), in each case, by and among the Issuer, the Guarantor and the Trustee. The 2030 Notes Indenture and the 2035 Notes Indenture are each referred to herein as an “Indenture” and together as the “Indentures”. The Securities are to be sold pursuant to the Underwriting Agreement dated April 30, 2026 (the “Underwriting Agreement”) among the Issuer, the Guarantor and the several underwriters named therein (the “Underwriters”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Issuer and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Issuer and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Equinix, Inc. Equinix Canada Financing Ltd.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Notes have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to, (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

The Guarantees, assuming the Notes have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that the Issuer is validly existing as a corporation in good standing under the laws of Ontario, Canada. In addition, we have assumed that the Indentures and the Securities (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Issuer and the Guarantor). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Issuer and the Guarantor.

We are members of the Bars of the States of New York and California and the foregoing opinions are limited to the laws of the States of New York and California, the General Corporation Law of the State of Delaware, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Issuer or the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

May 7, 2026	2

Equinix, Inc. Equinix Canada Financing Ltd.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Guarantor on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Insofar as the foregoing opinion involves matters governed by the laws of Ontario, we have relied, without independent inquiry or investigation, on the opinion of Blake, Cassels & Graydon LLP to be filed as an exhibit to a report on Form 8-K to be filed by the Guarantor on the date hereof.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

May 7, 2026	3